EXHIBIT 99.1

NEW WORLD PASTA COMPANY

85 Shannon Road

Harrisburg, PA 17112

CONTACT: Cary A. Metz

                       (717) 526-2200

NEW WORLD PASTA COMPANY ANNOUNCES NEW EXECUTIVES

HARRISBURG, PA – June 3, 2003 — New World Pasta Company, a leading marketer and supplier of dry pasta, today announced the appointment of two executives. Edward J. Lyons joins the company as Senior Vice President and Chief Financial Officer, and Lawrence C. Kleinman joins as Senior Vice President and Chief Human Resources Officer.

Mr. Lyons’ most recent position was Treasurer and Chief Financial Officer of F. Schumacher & Co., a manufacturer of upscale wall coverings and fabrics. Previously, he was Senior Vice President and Chief Financial Officer of SAP Americas, Inc. Earlier in his career, Mr. Lyons spent over twenty years with Nabisco Holdings Corporation, culminating with the position of Senior Vice President and Chief Financial Officer of Nabisco International, Inc.

Mr. Lyons earned his Bachelor of Science degree from Thomas Edison State College and his Master of Business Administration from Fairleigh Dickinson University.

Mr. Kleinman served most recently as Vice President, Global Human Resources for Campbell Soup Company. Prior to that, he served as Senior Vice President, Human Resources for SAP Americas, Inc. He has additional extensive human resources experience with Nabisco Holdings Corporation, and Becton, Dickinson & Company.

Mr. Kleinman received his Bachelor of Science degree from Ithaca College and his Master of Science degree from the New School of New York.

Wynn A. Willard, Chief Executive Officer of New World Pasta Company, commented, “I am pleased to add to the strength of the team in place at New World Pasta. Ed Lyons brings us a critical set of skills and a catalog of relevant experiences to pursue our vision. He is a doer and a team player. Larry Kleinman is a progressive human resources professional who will contribute much to our overall business. Just as we serve our consumers, our customers, and our investors, Larry will enable us to more completely serve our own valued employees.”

“Ed, Larry and I have worked together previously at Nabisco,” continued Mr. Willard, “where our business faced significant challenges, and ultimately enjoyed great success. Much has been done to improve the New World Pasta business, and with the expanded team our vision is to do more.”

New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY’S REQUIRED FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.